UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 2, 2005

Date of Report (date of Earliest Event Reported)

Teletouch Communications, Inc.

(Exact Name of Company as Specified in its Charter)

DELAWARE	001-13436	75-2556090
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1913 Deerbrook, Tyler, Texas 75703

(Address of principal executive offices and zip code)

(800) 232-3888

(Company’s telephone number, including area code)

Not applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 9, 2005, the AMEX Listing Qualifications staff notified the Company that after a review of the Company’s Form 10-K for the fiscal year ended May 31, 2005 and Form 10-Q for the period ended August 31, 2005, it was no longer in compliance with Section 1003(a)(ii) of the AMEX Company Guide since its shareholders’ equity was less than $4,000,000, and that it sustained losses from continuing operations in three of its four most recent fiscal years. The AMEX staff invited the Company to submit a plan of compliance addressing the continued listing deficiency by no later than January 9, 2006.

The Company plans to make a timely submission to the AMEX staff in which it will outline the timeframe within which the Company intends to cure the listing deficiency and to regain its compliance with the AMEX continued listing requirements. In the event the AMEX staff accepts the Company’s plan for compliance, the Company’s stock will continue trading on the AMEX for the duration of the compliance period. In the event the AMEX staff does not accept the Company’s plan of compliance, the AMEX staff has indicated that it will initiate delisting proceedings. There is no assurance that the AMEX staff will accept the Company’s plan of compliance or that, even if such plan is accepted, the Company will be able to implement the plan within the prescribed timeframe. The Company may appeal a staff determination to initiate such proceedings and seek a hearing before an AMEX panel. The time and place of such a hearing will be determined by the Panel. If the Panel does not grant the relief sought by the Company, its securities could be de-listed from the AMEX and may continue to be listed on the Pink Sheets trading system. The Company may also apply for a listing on the NASDAQ OTC Bulletin Board Market while current in its public reporting.

Within five days of this AMEX listing deficiency notification, the Company’s stock trading symbol will become subject to the indicator “.BC” to denote its noncompliance. The trading symbol will bear the foregoing indicator until the Company regains its compliance with the AMEX continued listing requirements.

Section 8 – Other Events

Item 8.01    Other Events

Going Concern Qualification

The Company’s consolidated financial statements for the fiscal year ended May 31, 2005, included in its Form 10-K filing with the Securities and Exchange Commission, contained a going-concern qualification from its auditors. This announcement does not reflect any change or amendment to the financial statements as filed. As discussed in more detail below, the Company’s independent certified public accountants, BDO Seidman, LLP, issued such a going-concern qualification, based on the Company’s “recurring losses from operations, plans to sell substantially all of the assets of its core businesses” and that the Company “will require additional financing to acquire a profitable business and achieve profitability to generate sufficient cash flows to support the current corporate overhead structure.”

On December 13, 2005, the Company, in compliance with in compliance with the AMEX Company Guide Rule 610(b) requiring a public announcement of the receipt of an audit opinion that contains a going-concern qualification, issued a press release, a copy of which is attached as Exhibit 99.1 hereto. The reader of this Current Report is advised to read the press release in its entirety.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release dated December 13, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 13, 2005	By: /s/	J. Kernan Crotty Name: J. Kernan Crotty Title: President, Chief Financial Officer